Exhibit 10.64

FIRST AMENDMENT

TO THE

NALCO COMPANY EMPLOYEE WELFARE BENEFITS PLAN

(Effective January 1, 2007)

WHEREAS, Nalco Company (the “Company”), maintains the Nalco Company Employee Welfare Benefits Plan, as amended and restated effective January 1, 2007 (the “Plan”) for the benefit of eligible employees of the Company and its related employers who have adopted the Plan; and

WHEREAS, pursuant to Sections 11.2 of the Plan, the Company’s Employee Benefit Plan Administration Committee (“EBPAC”) has authority to amend the Plan; and

WHEREAS, EBPAC desires to amend the Plan to comply with recent changes in the law, including the requirements of the Genetic Information Nondiscrimination Act of 2008, the Children’s Health Insurance Program Reauthorization Act of 2009, and Michelle’s Law; to provide certain benefits to domestic partners; to implement a new wellness program for participants in the medical plan; and to make certain other changes; and

NOW, THEREFORE, BE IT RESOLVED, that EBPAC hereby amends the Plan effective as of January 1, 2010, except as otherwise provided for below, as follows:

1. Section 2.11 of the Plan is amended as follows:

(i)	by inserting the following as a new subsection (b) and redesignating the other subsections accordingly:

“(b)	One adult who is the Eligible Employee’s Domestic Partner;”

(ii)	by substituting the phrase “The Eligible Employee’s, spouse’s or Domestic Partner’s” for the phrase “The Eligible Employee’s or spouse’s” where it occurs in newly designated subsections 2.11(c), (d) and (e),

(iii)	by replacing current subsection (f) in its entirety with the following:

“(f)	An unmarried child (as defined in Subsections 2.11(c) through (e) above, but without regard to the age 19 limit) who is age 23 or older who is and continues to be both:

(i)	incapable of self-sustaining employment by reason of a mental or physical handicap; and

(ii)	chiefly dependent on the Eligible Employee for economic support and maintenance;

provided that such child was covered by the Plan before reaching the otherwise applicable limiting age described in this Section 2.11, or in the case of a new Eligible Employee, such child was covered by other comparable coverage.

Proof of such incapacity must be provided to the Plan Administrator annually, and in the case of an individual who was a Dependent under Subsections 2.11(c) through (e) above, within 60 days of the date on which such individual’s coverage ends due to ineligibility under Subsections 2.11(c) through (e).”

(iv)	by inserting the following at the end thereof:

“Notwithstanding anything in this Section 2.11 or the Plan to the contrary, if a Dependent child who is enrolled in the Plan on the basis of being a full-time student at an accredited school is on a medically necessary leave of absence from that school (or has experienced some other change in enrollment at the school due to medical necessity) due to the Dependent’s serious illness or injury, coverage of such Dependent under the Plan will continue for up to one year following the date the medically necessary leave of absence (or school enrollment change) began, provided that such Dependent is under age twenty-three and that the Plan Administrator has received proof from a treating physician of the Dependent which states that the Dependent is suffering from a serious illness or injury and that the leave of absence (or other change of enrollment) is medically necessary. The Plan Sponsor will extend coverage under this paragraph only if the Eligible Employee provides the Plan Administrator the required proof within 60 days of the date the dependent’s coverage would otherwise have terminated.”

2. Article II is amended by inserting the following as a new Section 2.13A immediately following Section 2.13 and before Section 2.14:

“2.13A.	Domestic Partner

‘Domestic Partner’ means an individual of the same sex or opposite sex as a Participant, who has entered into a domestic partnership with the Participant where such individual and the Participant:

(a)	Are each other’s sole domestic partners and intend to remain so indefinitely;

(b)	Are at least 18 years of age and mentally competent to consent to contract;

(c)	Are neither married to an individual outside of the domestic partnership nor are a member of another domestic partnership;

(d)	Are jointly responsible for each other’s common well-being and financial obligations;

(e)	Are not related by blood to the degree of closeness that would prohibit a legal marriage in the state of residence; and

(f)	Have lived together in the same principal residence for at least six (6) months and intend to do so indefinitely.

The Eligible Employee and Domestic Partner must provide such documentation as EBPAC may require as evidence of the permanency of the relationship and their financial interdependence and joint responsibility.”

2. Section 2.22 of the Plan is amended by inserting the following new sentence at the end thereof:

“Notwithstanding anything in the Plan to the contrary, the health expenses of a Participant’s Domestic Partner may only be reimbursed from the Health Care Flexible Spending Account if the Domestic Partner is the Participant’s Tax Dependent.”

3. Article II is amended by inserting the following as a new Section 2.35A immediately following Section 2.35 and before Section 2.36:

“2.35A.	Tax Dependent

‘Tax Dependent’ means and individual who is a Participant’s ‘dependent’ under Section 152 of the Code, as modified for health coverage purposes.”

4. Effective as of April 1, 2009, Paragraph 3.2(b)(iii) of the Plan is amended by inserting the following new phrase at the end thereof:

“; provided, however, in the case of a triggering event under Section 9801(f)(3)(A) of the Code, within sixty (60) days of the triggering event.”

5. Section 4.2 is amended by inserting the following at the end of the first paragraph thereof:

“Notwithstanding anything in the Plan to the contrary, any benefits provided to an individual who is not the Participant’s Tax Dependent shall be provided on an after-tax basis.”

6. Section 4.5 of the Plan is amended by inserting the following at the end thereof:

“Notwithstanding any provision herein to the contrary, a Participant’s Domestic Partner may elect continuation coverage under this Section 4.5, even if the Domestic Partner is not a Tax Dependent, provided that a non-Tax Dependent Domestic Partner shall not be eligible to elect coverage under the Health Care Flexible Spending Account.”

7. Section 4.8 of the Plan is by inserting the following phrase immediately following the phrase “Mental Health Parity Act” where it occurs therein:

“and the Mental Health Parity and Addiction Equity Act of 2008”

8. Paragraph 5.5(a)(iii) of the Plan is amended by inserting the following at the end thereof:

“or the Children’s Health Insurance Program Reauthorization Act of 2009”

9. Effective as of as of April 1, 2009, Subsection 5.5(c) of the Plan is amended by inserting the following new sentence at the end of the second paragraph thereof:

“Notwithstanding anything in this paragraph to the contrary, in the case of a triggering event under Section 9801(f)(3)(A) of the Code, an election must be made within sixty (60) days of the triggering event (rather than thirty-one (31) days).”

10. Effective as of April 1, 2009, Subsection 6.2(c) of the Plan shall be amended by adding the following new phrase at the end thereof:

“or, in the case of a triggering event under Section 9801(f)(3)(A) of the Code, within sixty (60) days of the triggering event.”

11. Section 6.6 of the Plan is amended by replace the phrase, “$3,000” with the phrase, “$5,000” where it appears therein.

12. Sections 6.7 of the Plan is amended by inserting the following at the end of the first sentence thereof:

“; provided, however, that a Participant shall only be entitled to reimbursement for the eligible health care expenses of his or her Domestic Partner during a Plan Year if the Domestic Partner is the Participant’s Tax Dependent”

13. Section 6.11 of the Plan is amended by inserting the following between the words “spouse” and “shall” where such words occur in the second sentence thereof:

“, or a Participant’s non-Tax Dependent Domestic Partner who are not Tax Dependents of the Participant”

14. Section 7.4 of the Plan is amended by replacing the phrase “Section 7.11” where it occurs therein with the phrase “Section 7.10” and inserting the following immediately before the parenthetical in the last sentence thereof:

“or Domestic Partner, if any,”

15. Subsection 7.4(c) of the Plan is amended by inserting the following after the second semi colon thereof and replacing the existing designation “(iii)” where it occurs therein with the designation “(iv)”:

“(iii) a Participant’s Domestic Partner who is not the Participant’s Tax Dependent;”

16. Section 7.8 of the Plan is amended by inserting a new subsection (e), immediately following current subsection (d), to read as follows:

“For purposes of Subsections 7.8(b), (c), and (d) above, a Participant’s Domestic Partner shall be treated in the same manner as an Eligible Employee’s spouse.”

17. Section 7.10 of the Plan is amended by inserting the following new sentences at the end thereof:

“A terminated Participant shall be permitted to submit claims for reimbursement for eligible dependent care expenses incurred after such Participant’s termination of employment but during the Plan Year (or the Grace Period, if any), provided that such Participant timely submits such claims in accordance with the rules established by the Plan Administrator under Section 7.12 of the Plan. Reimbursement of a terminated Participant’s eligible dependent care expenses may be made only from unused benefits (i.e., from contributions made to the Plan prior to such Participant’s termination of employment, reduced by any reimbursements already made) and only if all of the requirements of section 129 of the Code are satisfied.”

18. Subparagraph 10.1(a)(i)(A) of the Plan is amended inserting the following new phrase at the end thereof:

“; provided, however, that the Plan’s Workforce shall not use or disclose genetic information for underwriting purposes.”

19. Sections 12.6 of the Plan is amended by inserting the following new subsection (i), immediately following current subsection (h), to read as follows:

“For purposes of this Section 12.6, a Participant’s Domestic Partner shall be treated in the same manner as a Participant’s spouse.”

20. Article XIII of the Plan is amended by inserting the following new Section 13.6 at the end thereof:

“13.6 Restriction on Venue and Limitations on Claims. A Participant or beneficiary shall have no right to bring any action in connection with the Plan regarding a claim for benefits, unless and until he or she exhausts his or her rights to review under Article VIII of the Plan in accordance with the time frames set forth therein. Any Participant or beneficiary can bring an action in connection with the Plan only in Federal District Court in Chicago, Illinois. The Participant or beneficiary must bring the cause of action within two years of the final adverse benefit determination which is being challenged.”

*        *        *

IN WITNESS WHEREOF, EBPAC has caused this First Amendment to be executed by its duly authorized members this 30th day of November, 2009.

NALCO COMPANY
EMPLOYEE BENEFIT PLAN ADMINISTRATION COMMITTEE

Erik Fyrwald

Brad Bell

Steve Landsman

Laurie Marsh

Bob Dompke